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                                                                     Exhibit 21

                         SUBSIDIARIES OF THE REGISTRANT



                                                                 State of
                                                               Incorporation
Wholly-Owned Subsidiaries of the Registrant                   or Organization
-------------------------------------------                   ---------------

 1.  Rouge Steel Company                                         Delaware

 2.  QS Steel Inc.                                               Michigan

 3.  Eveleth Taconite Company                                    Minnesota